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                                                                     Exhibit 5.1
                                                                 MLJ/af/73287.27


                                                                  18 March, 1999



Tyco International Ltd.
The Gibbons Building
10 Queen Street
Hamilton HM 11
Bermuda



Dear Sirs

REGISTRATION STATEMENT ON FORM S-3

We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company ("Tyco"), in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3, File No. 333-73223, as amended by Amendment No. 1 thereto (together the "Registration Statement"), with respect to 300,000 of the Company's common shares, US$0.20 par value per share (the "Shares"), issued to the selling shareholders named in the Registration Statement (the "Selling Shareholders") under the Securities Act of 1933, as amended, of the United States.

For the purposes of this opinion we have examined and relied upon the documents listed which, in some cases, are also defined in the Schedule to this opinion, (the "Documents").

Unless otherwise defined herein terms defined in the Registration Statement have the same meanings when used in this opinion.

ASSUMPTIONS

We have assumed:

(i) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which would have a material effect on any of the opinions herein expressed;

(ii) that all representations and factual statements appearing in the Registration Statement are true, accurate and complete in all material respects;

(iii) the genuineness of all signatures on the Documents;

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(iv) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents, of all documents produced to us as certified, conformed, notarised or photostatic copies;

(v) that options held by the Selling Shareholders to acquire US Surgical common stock pursuant to the merger agreement between US Surgical and PAS (the "PAS Merger") have been or will be validly exercised in accordance with their terms;

(vi) that pursuant to the PAS Merger US Surgical received valid consideration for the US Surgical common stock issued or to be issued to the Selling Shareholders, and that such consideration represents not less than the par value of the Shares issued, or to be issued, by Tyco in satisfaction of the obligation of US Surgical to the Selling Shareholders assumed by Tyco pursuant to the terms of the agreement and plan of merger between Tyco and US Surgical;

(vii) that the information disclosed by our Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches;

(viii) that the Signature Pages evidence the approval of all of the Directors of Tyco of all matters relating to Tyco set out in the Registration Statement;

(ix) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part and accurately record the resolutions passed by the Board of Directors of the Company at a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout; and

(x) that any resolutions of the Board of Directors of Tyco, being similar to the Resolutions, in respect of the authorisation of the issue of the balance of the Shares will be adopted at a meeting which will have been validly convened and at which a duly constituted quorum will be present and voting throughout and such resolutions will be in full force and effect and will not have been rescinded in whole or in part at the time that such shares are issued.

OPINION

Based on and subject to the foregoing, subject to the reservations set out below, and to any matters not disclosed to us, we are of the opinion that:

(1) Tyco has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Shares.

(2) When duly issued pursuant to the Resolutions or similar duly adopted Board resolutions all necessary action required to be taken by Tyco pursuant to Bermuda law will have been taken by

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     or on behalf of Tyco and all the necessary authorisations and approvals of
     Governmental authorities in Bermuda have been duly obtained for the issue by Tyco of the Shares.

(3) When duly issued pursuant to the Resolutions or similar duly adopted Board resolutions and in the circumstances referred to or summarised under the caption "Selling Shareholder" in the Registration Statement the Shares will be (or, to the extent heretofore issued, are) validly issued, fully paid and non-assessable shares in the capital of Tyco.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Securities.

RESERVATIONS

We have the following reservations:-

(a) We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda as at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of Tyco after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, Tyco.

DISCLOSURE

This opinion is addressed to you in connection with the registration of the Shares with the Securities and Exchange Commission solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption "Legal Matters " in the Prospectus included as part of the Registration Statement.

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This opinion is to be governed by and construed in accordance with the laws of
Bermuda.

Yours faithfully


/s/ Appleby, Spurling & Kempe
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                                    SCHEDULE




(1) A certified copy of excerpts of the Minutes of the Meetings of the Board of Directors of Tyco held on 18 May, 1998 (with respect to the acquisition of United States Surgical Corporation ("US Surgical") and 9 February, 1999 (authorising the issuance of not more than 75,000 shares to the former stockholders and option holders of Progressive Angioplasty Systems Inc. ("PAS") in accordance with the term of the merger agreement between US Surgical and PAS) (collectively referred to as the "Resolutions").

(2) A certified copy of the Certificate of Deposit of Memorandum of Increase of Share Capital filed with the Registrar of Companies in Bermuda on 30 March, 1998;

(3) Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company (collectively referred to as the `Constitutional Documents").

(4)  A copy of the Registration Statement.

(5) A copy of the pages of the Registration Statement as initially filed signed by all of the Directors of Tyco (the "Signature Pages").

(6) A copy of the permission dated 20 April, 1998 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of 1,503,750,000 Tyco Common Shares.

(7) A certified copy of the Share Register of the Company reflecting the entries in respect of the members of Tyco as at 18 March, 1999.

(8) The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, and the entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches done on 17 March, 1999 (collectively referred to as the "Searches").